Exhibit 23

Deloitte & Touche LLP Saltire Court 20 Castle Terrace Edinburgh EH1 2DB Tel: +44 (0) 131 221 0002 Fax: +44 (0) 131 535 7888 DX 553050 Edinburgh 18 www.deloitte.co.uk

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Royal Bank of Scotland Group plc on Form S-8 of our report dated 18 February 2004, appearing in the Annual Report on Form 20-F of The Royal Bank of Scotland Group plc for the year ended 31 December 2003.

DELOITTE & TOUCHE LLP

2 December 2004

Audit.Tax.Consulting.Corporate Finance.	Member firm Deloitte Touche Tohmatsu

Deloitte & Touche LLP is a limited liability partnership registered in England and Wales with registered number OC303675. A Iist of members’ names is available for inspection at Stonecutter Court, 1 Stonecutter Street, London EC4A 4TR, United Kingdom, the firm’s principal place of business and registered office. Deloitte & Touche LLP is authorised and regulated by the Financial Services Authority.